UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square
Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On October 5, 2004, Edgewater Technology, Inc. (“Edgewater” or the “Company”) issued a press release regarding the matters set forth below.  Information set forth in Item 2.02 is being furnished, as opposed to filed, in accordance with Instruction B.2 to Form 8-K.

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Edgewater entered into a definitive Asset Purchase Agreement, dated as of October 4, 2004 (the “Purchase Agreement”), among Edgewater Technology-Ranzal, Inc., a wholly owned subsidiary of Edgewater, Ranzal and Associates, Inc. (“Ranzal”), and certain stockholders of Ranzal providing for the acquisition of substantially all of the assets of Ranzal.

Copies of the Purchase Agreement and related Earnout Agreement are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated in this Item 1.01 by reference in their entirety.

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Ranzal & Associates, Inc. Assets:  On October 5, 2004, Edgewater Technology, Inc., a Delaware Corporation, issued a news release which announced the acquisition of Ranzal & Associates, Inc.’s consultancy business.  The Company acquired substantially all of Ranzal’s assets, operations and the business related to the development of business intelligence and business performance management solutions with an initial upfront payment at closing of approximately $5.2 million in cash.  In addition to the initial cash consideration, the Purchase Agreement also includes language for specific earnout consideration which is scheduled, upon the attainment of certain performance measurements, to be paid out over the next 12-18 months.  The Board of Directors of Edgewater Technology, Inc. approved the acquisition at a regular meeting held on September 29, 2004, subject to certain board actions being taken.  The acquisition was consummated pursuant to the Purchase Agreement.

Strategic Objectives for Ranzal Acquisition:  Edgewater believes that acquiring Ranzal will further provide Edgewater with the ability to deliver corporate performance management solutions to a wide range of industries and will achieve the following additional strategic goals:

•      Provides new service offerings in Business Intelligence and Business Performance Management (“BPM”);

•      Expands Edgewater’s vertical expertise in areas such as healthcare, retail and insurance, while adding manufacturing/consumer packaged goods;

•      Enhances our presence on the east coast and provides access to the New York/New Jersey market;

•      Leverages future growth opportunities of both organizations.

Source of Funds:  Approximately $5.2 million from Edgewater’s working capital was paid in cash at closing on October 4, 2004.  It is expected that any of the remaining earnout consideration, if attained, will also be funded from Edgewater’s working capital.

Description of Business of Acquired Entity:  Headquartered in White Plains, New York with office locations in Florida, Massachusetts and Virginia, Ranzal works hand in hand with corporate executives, line-of-business management, end users, and information systems departments to address the business issues and challenges inherent in data gathering, management, and dissemination. With 34 employees, Ranzal delivers solutions to organizations ranging from established Fortune 500 firms to businesses entering the new economy; spanning industries including banking, finance, insurance, pharmaceuticals, utilities, consumer packaged goods, manufacturing, retail and biotechnology.  By combining their expertise in rapid, enterprise-wide system development with the use of leading products such as Hyperion’s Essbase and Hyperion Analyzer, Excel and development tools, IBM’s DB2 OLAP, Ranzal empowers clients to get the most out of their information and delivers solutions that fit each client’s specific business needs. Ranzal has partnerships with such as organizations as Hyperion, IBM and Microsoft.

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Results for Ranzal’s acquired operations, effective October 4, 2004, will be included in Edgewater’s fourth quarter 2004 results and, therefore, will not be reflected in third quarter 2004 results to be announced on October 20, 2004.

“As mentioned on our second quarter 2004 financial results conference call, we have been concerned that customers would continue to be slow in approving spending for new IT initiatives,” commented Shirley Singleton, President and CEO of Edgewater Technology. “That trend continued during the third quarter and despite a healthy sales pipeline, the closing of several client engagements did not occur until late in the quarter.  Accordingly, we presently expect third quarter 2004 revenue to be approximately $4.8 million.  We now anticipate that total revenues for 2004 will approximate 2003 levels. This would likely result in an operating loss for 2004, which could be approximately $1.0 million, assuming actual 2004 revenues come in at a level comparable to 2003 revenues.  Nonetheless, we remain enthusiastic about our organic sales pipeline, the full year 2005 effects of the Ranzal acquisition, and the opportunity to provide a combined, more robust custom development and BPM service offering to existing and prospective clients in 2005 and thereafter.”

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

As of the date of this Report, it is impracticable for the registrant to provide financial statements of the business acquired.  In accordance with Item 7(a) of Form 8-K, such financial statements shall be filed by an amendment no later than 75 days from the date of the closing of the acquisition.

(b)  Pro forma financial information.

As of the date of this Report, it is impracticable for the registrant to provide pro forma financial information of the business acquired.  In accordance with Item 7(a) of Form 8-K, such pro forma financial information shall be filed by an amendment no later than 75 days from the date of the closing of the acquisition.

(c)  Exhibits.

Exhibit Number	Description of Exhibit

99.1	Asset Purchase Agreement dated as of October 4, 2004

99.2	Earnout Agreement dated as of October 4, 2004

* * *

This filing contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the expected impacts of the Ranzal acquisition, as well as statements regarding our sales pipeline, and estimated third quarter 2004 year revenues, and 2004 revenues, sales and operating results.  The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance.  Words such as “believe,” “targeting,” “expected,” “will,” “are,” “provide,” “continue,” “remain,” “optimistic” or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release.  Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) the inability to promptly and effectively integrate Ranzal into Edgewater’s operations, culture and back office administrative support areas; (2) loss of one or more key customers or key employees; (3) changes in industry trends, such as decline in the demand for business intelligence and performance management solutions, custom development and system integration services and/or spending delays with existing information technology services projects; (4) failure to obtain new customers or retain significant existing customers; (5) loss of key executives; (6) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates and the overall demand for information technology services and/or spending delays for existing information technology services; (7) failure of the general economy or IT services spending to rebound or otherwise improve; (8) lack of available growth opportunities; (9) the inability to maintain, sustain or grow revenues; (10) failure of middle-market companies to spend amounts on IT projects, whether short-term or long-term; and (11) any changes in ownership of the Company or otherwise that would result in a limitation on the use of the net operating loss carry forward under applicable tax laws.  Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading “Business-Factors Affecting Finances, Business Prospects and Stock Volatility” in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2004

EDGEWATER TECHNOLOGY, INC.

	By:	/s/ Kevin R. Rhodes
Name: Kevin R. Rhodes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)